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                                                                      EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22284), the Registration Statement of Form S-8 (No.33-43696) and the Registration Statement on Form S-8 (No.333-51983) of Mine Safety Appliances Company of our report dated February 20, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 20, 2002 relating to the Financial Statement Schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
March 27, 2002